UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 11, 2003 (Date of earliest event reported)	Commission file number: 0-13171

Evergreen Resources, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-0834147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1401 17th Street, Suite 1200

Denver, Colorado 80202

(Address of principal executive offices)

(Zip code)

(303) 298-8100

(Registrant’s telephone number, including area code)

Item 5.  Other Events

The purpose of this report is to announce that Evergreen Resources, Inc.’s $100 million principal amount of 4.75% Senior Convertible Notes due 2021 became convertible into Evergreen’s common stock on November 11, 2003 and will remain convertible through February 12, 2004, as a result of the trading price of Evergreen’s common stock exceeding certain thresholds set forth in the indenture governing the notes.  The notes will be convertible at a conversion price of $25.00 per common share.

The convertibility of the notes with respect to future periods will be determined, among other things, based on whether Evergreen common stock trades above the $27.50 threshold during at least 20 of the first 30 trading days of each quarter.  The indenture is filed as an exhibit to Evergreen’s annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Evergreen Resources, Inc.

	By:	/s/ Kevin R. Collins
Kevin R. Collins
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

Date: November 12, 2003